EXHIBIT 99.01

Chegg Reports Third Quarter 2015 Results

Company Reports Record Customers; Digital Revenue up 45%

SANTA CLARA, Calif., November 2, 2015 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), the Student Hub, today reported financial results for the three months ended September 30, 2015.

“We had a record fall semester reaching more than 2 million customers in the quarter driven by the popularity of our digital services,” said Dan Rosensweig, Chairman and CEO of Chegg. “This was also our biggest textbook season ever, and the final one shipping from our warehouse. Moving forward, all buying and logistics will be handled by our partner Ingram and I want to thank our entire Kentucky warehouse team for putting students first through to the last book shipped. We couldn’t be more proud of the team and of the work they have done to help millions of students to save time, save money and get smarter.”

An updated investor presentation can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Q3 2015 Financial Highlights:

•	Total Revenue of $81.3 million;

•	Digital Revenue of $38.2 million, up 45% year-over-year and now comprising 47% of total revenue;

•	Print Revenue of $43.1 million;

•	GAAP Gross Profit of $19.6 million;

•	Non-GAAP Gross Profit of $22.3 million;

•	Adjusted EBITDA Loss of $(8.9) million, an improvement of 47% year-over-year;

•	GAAP Net Loss of $(24.2) million;

•	Non-GAAP Net Loss of $(10.9) million;

•	GAAP Earnings Per Share (EPS): $(0.28);

•	Non-GAAP EPS: $(0.12); and

•	Cash, Cash Equivalents and Investments: $105 million with $0 debt.

Q3 2015 Business Highlights:

•	2 million: Total number of Chegg customers in the quarter;

•	825,000: Number of digital subscribers on the Chegg platform in Q3, up 23% year-over-year;

•	80%: Approximate percentage of traffic that comes to Chegg organically;

•	79%: Chegg Study paid subscriber monthly renewal rate;

•	25 million: Number of jobs viewed on Chegg’s Career Center or Internships.com;

•	250,000: New students registered on Chegg’s Career Center or Internships.com; and

•	280,000: Number of job applications submitted through Chegg’s Career Center or Internships.com.

Business Outlook:

Our outlook for the fourth quarter and fiscal year 2015 is comprised of two revenue lines, including print revenue, which consists of revenue that Chegg continues to derive from the rental or sale of textbooks directly to students, and of digital revenue, which consists of revenue from digital learning services, advertising, and commission-based revenue from our e-commerce partners such as Ingram.

We are reaffirming our outlook for the second half of 2015 as stated in our prior earnings release dated August 3, 2015, but with a higher mix of revenue recognized in Q3 than previously expected. This was primarily due to our partner, Ingram, exceeding expectations in the number of books they fulfilled, resulting in more commission-based revenue recognized in Q3 than previously planned. We also saw a higher proportion of student purchases, which are recognized in the quarter (versus rentals that are recognized ratably over the rental period), than we had anticipated.

Fourth Quarter 2015

•	Total Revenue in the range of $68 million and $74 million;

•	Digital Revenue in the range of $38 million and $42 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 56% and 58%; and

•	Adjusted EBITDA profit of between $10 million and $15 million.

Adjusted EBITDA guidance for the fourth quarter includes approximately $6.6 million for textbook depreciation; and excludes approximately $12.7 million for stock-based compensation, $0.6 million for amortization of intangible assets, $0.7 million for restructuring charges, $0.1 million for transitional logistic charges, and $0.2 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Fiscal Year 2015

•	Total Revenue in the range of $295 million and $310 million;

•	Digital Revenue in the range of $137 million and $145 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 36% and 38%;

•	Adjusted EBITDA of breakeven to $5 million; and

•	Free cash flow in the range of $15 million and $20 million.

Adjusted EBITDA guidance for fiscal 2015 includes approximately $43.4 million for textbook depreciation; and excludes approximately $44.5 million for stock-based compensation, $4.8 million for amortization of intangible assets, $4.0 million for restructuring charges, $6.0 million for transitional logistic charges, and $1.9 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Conference Call and Webcast Information

The Chegg Third Quarter teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Standard Time on Monday, November 2, 2015. To access the call, please dial (877) 407-4018, or outside the U.S. +1 (201) 689-8471, five minutes prior to 1:30 p.m. Pacific Standard Time (or 4:30 p.m. Eastern Standard Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 8:00 p.m. Eastern Standard Time November 2, 2015, until 11:59 p.m. Eastern Standard Time November 9, 2015, by calling (877) 870-5176 or +1 (858) 384-5517, with Conference ID 13621413. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, the company makes higher education more affordable, more accessible, and more successful for students. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call present non-GAAP financial measures, including adjusted EBITDA, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP EPS and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for textbook depreciation and to exclude share-based compensation expense, acquisition-related compensation costs, restructuring charges, transitional logistic charges and other income, net, (2) non-GAAP gross profit as gross profit excluding share-based compensation and transitional logistic charges, (3) non-GAAP gross margin as non-GAAP gross profit divided by revenue, (4) non-GAAP net loss as GAAP net loss excluding share-based compensation expense, amortization of intangible assets, acquisition related compensation costs, restructuring charges, transitional logistic charges and acquisition-related income tax benefit, (5) non-GAAP EPS as non-GAAP net loss divided by the weighted average number of shares of common stock outstanding during the period, less weighted-average unvested common stock subject to repurchase or forfeiture and (7) free cash flow as cash flow from operations plus net book investment and investment in property, plant and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

•	Share-based compensation expense.

Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Restructuring charges.

Restructuring charges primarily relate to expenses incurred in making infrastructure-related changes as a result of the transition of fulfillment obligations for the print textbook business to Ingram, as well as expenses related to the exit of Chegg’s print coupon business. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Transitional logistic charges.

Transitional logistic charges relate primarily to the expected closure of our warehouse and as we transition to Ingram’s distribution centers, which results in duplicative logistic charges. The duplicative logistic charges are expected to be incurred throughout 2015 until we complete the transition of our logistics and fulfillment obligations for our print textbook business to Ingram. Chegg believes that it is appropriate to exclude transitional logistic charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Acquisition-related compensation costs.

Acquisition-related compensations costs include: (1) compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (2) the remaining pay-out related to the Bookstep acquisition and (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

•	Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible asset from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

In addition to the non-GAAP financial measures discussed above, Chegg also uses free cash flow. Free cash flow represents cash flow from operations less net book investment and investment in property, plant and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of textbooks, property, buildings, and equipment, which can then be used to, among other things, invest in Chegg’s business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg’s cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation those regarding Chegg’s business and financial outlook, long-term growth prospects and transition to an all-digital business model. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s anticipated complete transition to a fully commission-based model with Ingram by 2017; Chegg’s ability to attract new students, increase engagement and increase monetization; competitive developments, including pricing pressures; Chegg’s ability to build and expand its digital services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg’s partnership with Ingram and the parties’ ability to achieve the anticipated benefits of the strategic alliance, including the potential impact of the economic risk-sharing arrangements between Chegg and Ingram on Chegg’s results of operations; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; changes in the education market; and general economic and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2015, and could cause actual results to vary from expectations. Additional information will also be set forth in Chegg’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

CHEGG, INC
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except for number of shares and par value)

	September 30, 2015	December 31, 2014
Assets	(unaudited)	*
Current assets
Cash and cash equivalents	$80,941	$56,117
Short-term investments	21,365	33,346
Accounts receivable, net of allowance for doubtful accounts of $271 and $559 at September 30, 2015 and December 31, 2014, respectively	9,323	14,396
Prepaid expenses	5,786	3,091
Other current assets	33,834	3,864
Total current assets	151,249	110,814
Long-term investments	2,935	1,451
Textbook library, net	44,642	80,762
Property and equipment, net	18,537	18,369
Goodwill	91,301	91,301
Intangible assets, net	9,511	13,626
Other assets	3,882	1,804
Total assets	$322,057	$318,127
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$11,982	$10,945
Deferred revenue	46,081	24,591
Accrued liabilities	39,674	31,183
Total current liabilities	97,737	66,719
Long-term liabilities
Total other long-term liabilities	4,261	4,365
Total liabilities	101,998	71,084
Commitments and contingencies (Note 7)
Stockholders' equity:
Preferred stock, $0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value 400,000,000 shares authorized at September 30, 2015 and December 31, 2014; 87,762,853 and 84,008,043 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	88	84
Additional paid-in capital	552,773	516,845
Accumulated other comprehensive loss	(89)	(13)
Accumulated deficit	(332,713)	(269,873)
Total stockholders' equity	220,059	247,043
Total liabilities and stockholders' equity	$322,057	$318,127

*    Derived from audited consolidated financial statements as of and for the year ended December 31, 2014.

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues:
Rental	$22,703	$38,923	$93,199	$128,036
Services	33,358	23,408	94,001	59,253
Sales	25,225	19,201	46,019	33,128
Total net revenues	81,286	81,532	233,219	220,417
Cost of revenues(1):
Rental	27,080	43,503	86,873	121,088
Services	10,377	8,218	32,189	20,786
Sales	24,263	16,560	44,407	30,488
Total cost of revenues	61,720	68,281	163,469	172,362
Gross profit	19,566	13,251	69,750	48,055
Operating expenses:
Technology and development(1)	15,664	13,490	45,076	36,999
Sales and marketing(1)	16,211	23,453	49,985	53,297
General and administrative(1)	12,060	10,986	35,780	31,480
Restructuring charges	342	—	3,320	—
Gain on liquidation of textbooks	(909)	(2,044)	(2,649)	(5,844)
Total operating expenses	43,368	45,885	131,512	115,932
Loss from operations	(23,802)	(32,634)	(61,762)	(67,877)
Interest expense and other income, net:
Interest expense, net	(61)	(67)	(182)	(255)
Other income, net	85	541	217	817
Total interest expense and other income, net	24	474	35	562
Loss before provision for (benefit from) income taxes	(23,778)	(32,160)	(61,727)	(67,315)
Provision for (benefit from) income taxes	389	281	1,113	(869)
Net loss	$(24,167)	$(32,441)	$(62,840)	$(66,446)
Net loss per share, basic and diluted	$(0.28)	$(0.39)	$(0.73)	$(0.80)
Weighted average shares used to compute net loss per share, basic and diluted	87,706	83,688	86,419	82,963

(1) Includes share-based compensation expense as follows:
Cost of revenues	$103	$160	$318	$472
Technology and development	3,464	3,235	9,444	8,252
Sales and marketing	126	4,476	6,214	8,071
General and administrative	5,240	3,923	15,808	10,410
Total share-based compensation expense	$8,933	$11,794	$31,784	$27,205

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(62,840)	$(66,446)
Adjustments to reconcile net loss to net cash provided by operating activities:
Textbook library depreciation expense	36,838	54,220
Other depreciation and amortization expense	9,180	7,823
Share-based compensation expense	31,784	27,205
Gain on liquidation of textbooks	(2,649)	(5,844)
Loss from write-offs of textbooks	4,534	10,133
Deferred income taxes	—	(1,626)
Other non-cash items	790	650
Change in assets and liabilities net of effect of acquisition of businesses:
Accounts receivable	(399)	(3,633)
Prepaid expenses and other current assets	(32,503)	(8,356)
Other assets	(204)	(147)
Accounts payable	1,977	(319)
Deferred revenue	21,490	49,528
Accrued liabilities	10,310	4,826
Other liabilities	(194)	(12)
Net cash provided by operating activities	18,114	68,002
Cash flows from investing activities
Purchases of textbooks	(32,226)	(99,469)
Proceeds from liquidations of textbooks	34,230	40,175
Purchases of marketable securities	(19,975)	(63,872)
Proceeds from sale of marketable securities	350	42,708
Maturities of marketable securities	29,989	38,230
Purchases of property and equipment	(5,884)	(3,807)
Acquisition of businesses, net of cash acquired	—	(43,872)
Purchase of strategic equity investment	(2,019)	—
Net cash provided by (used in) investing activities	4,465	(89,907)
Cash flows from financing activities
Common stock issued under stock plans, net	12,588	2,001
Payment of taxes related to the net share settlement of RSUs	(8,080)	(3,774)
Repurchase of common stock	(2,263)	—
Net cash provided by (used in) financing activities	2,245	(1,773)
Net increase (decrease) in cash and cash equivalents	24,824	(23,678)
Cash and cash equivalents, beginning of period	56,117	76,864
Cash and cash equivalents, end of period	$80,941	$53,186

Supplemental cash flow data:
Cash paid during the period for:
Interest	$76	$88
Income taxes	$686	$518
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$999	$6,736
Issuance of common stock related to prior acquisition	$825	$1,585

CHEGG, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(24,167)	$(32,441)	$(62,840)	$(66,446)
Interest expense, net	61	67	182	255
Provision for (benefit from) income taxes	389	281	1,113	(869)
Textbook library depreciation expense	9,362	16,091	36,838	54,220
Other depreciation and amortization	2,767	3,280	9,180	7,823
EBITDA	(11,588)	(12,722)	(15,527)	(5,017)
Textbook library depreciation expense	(9,362)	(16,091)	(36,838)	(54,220)
Share-based compensation expense	8,933	11,794	31,784	27,205
Other income, net	(85)	(541)	(217)	(817)
Restructuring charges	342	—	3,320	—
Transitional logistic charges	2,669	—	5,859	—
Acquisition related compensation costs	208	809	1,663	1,071
Adjusted EBITDA	$(8,883)	$(16,751)	$(9,956)	$(31,778)

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total net revenues	$81,286	$81,532	$233,219	$220,417

GAAP gross profit	$19,566	$13,251	$69,750	$48,055
Share-based compensation expense	103	160	318	472
Transitional logistic charges	2,669	—	5,859	—
Non-GAAP gross profit	$22,338	$13,411	$75,927	$48,527

GAAP gross margin %	24.1%	16.3%	29.9%	21.8%
Non-GAAP gross margin %	27.5%	16.4%	32.6%	22.0%

GAAP operating expenses	$43,368	$45,885	$131,512	$115,932
Share-based compensation expense	(8,830)	(11,634)	(31,466)	(26,733)
Amortization of intangible assets	(1,118)	(1,692)	(4,115)	(3,296)
Restructuring charges	(342)	—	(3,320)	—
Acquisition related compensation costs	(208)	(809)	(1,663)	(1,071)
Non-GAAP operating expenses	$32,870	$31,750	$90,948	$84,832

GAAP operating expenses as a percent of net revenues	53.4%	56.3%	56.4%	52.6%
Non-GAAP operating expenses as a percent of net revenues	40.4%	38.9%	39.0%	38.5%

GAAP operating loss	$(23,802)	$(32,634)	$(61,762)	$(67,877)
Share-based compensation expense	8,933	11,794	31,784	27,205
Amortization of intangible assets	1,118	1,692	4,115	3,296
Restructuring charges	342	—	3,320	—
Transitional logistic charges	2,669	—	5,859	—
Acquisition related compensation costs	208	809	1,663	1,071
Non-GAAP operating loss	$(10,532)	$(18,339)	$(15,021)	$(36,305)

GAAP net loss	$(24,167)	$(32,441)	$(62,840)	$(66,446)
Share-based compensation expense	8,933	11,794	31,784	27,205
Amortization of intangible assets	1,118	1,692	4,115	3,296
Restructuring charges	342	—	3,320	—
Transitional logistic charges	2,669	—	5,859	—
Acquisition related compensation costs	208	809	1,663	1,071
Acquisition related income tax benefit	—	—	—	(1,626)
Non-GAAP net loss	$(10,897)	$(18,146)	$(16,099)	$(36,500)

GAAP and Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	87,706	83,688	86,419	82,963

GAAP net loss per share, basic and diluted	$(0.28)	$(0.39)	$(0.73)	$(0.80)
Adjustments	0.16	0.17	0.54	0.36
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.22)	$(0.19)	$(0.44)